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BDO Seidman, LLP Letterhead

Exhibit 15.1

October 8, 2003

Monster Worldwide, Inc.

        We are aware that Monster Worldwide, Inc. has incorporated by reference in its previously filed open Registration Statements on Forms S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795, 333-83131, 333-96101, 333-61400 and 333-71062) its Forms 10-Q and 10-Q/A for the quarters ended June 30, 2003 and March 31, 2003, which includes our reports dated July 28, 2003 and April 28, 2003, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,
/S/ BDO Seidman, LLP

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BDO Seidman, LLP Letterhead
  Exhibit 15.1